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                                                                  [THOMSON LOGO]

                                                                  March 11, 2004

INVESTMENT BANKING GROUP
195 Broadway 9th Floor
New York, NY 10007
Tel (646) 822-3030     Fax (646) 822-3630
www.tfibcm.com


To:  Mr. Hal Rodriguez, Jr.
     Greenhill & Company, Inc.
     300 Park Avenue
     23rd Floor
     New York, NY 10022

Fr:  Gene Yhim
     Global Sales, Marketing, & Services
     Thomson Financial
     195 Broadway
     New York, NY 10007

RE: Permission for Greenhill & Company, Inc. for both use and sourcing of Thomson Financial data.


To whom it concerns:

Per the Thomson Financial Investment Banking Capital Markets Agreement, Greenhill & Company, Inc. is both authorized and licensed to use Thomson Financial data.

We hereby consent to the use of the information compiled and classified by us in the Registration Statement on Form S-1 relating to the offering of shares of Common Stock by Greenhill & Co., Inc. and to the references to our name in the Registration Statement, including under the caption "Experts."



/s/ Gene Yhim
Gene Yhim
Thomson Financial





CC: Paul Geishecker (Account Director), Thomson Financial Global Sales, Marketing, & Services